CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Amendment #1 Form SB-2 of Tellurian, Inc. of our report dated March 10, 1998, except for Notes 18 and 19 which is March 31, 1998, relating to the financial statements of the Company for the years ended December 31, 1997 and 1996.

         We also consent to the reference to us under the heading "Experts."


                                              /s/ MILLER, ELLIN & COMPANY, LLP
                                              CERTIFIED PUBLIC ACCOUNTANTS

August 20, 1998